SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    Current Report

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (date of earliest event reported): May 6, 2002


                            FACTORY 2-U STORES, INC.
                            ------------------------
              Exact Name of Registrant as Specified in its Charter)


      Delaware                         0-16309                   51-0299573
      --------                         -------                   ----------
(State or Other Jurisdiction of     (Commission File         (I.R.S. Employer
  Incorporation or Organization)        Number)           Identification Number)


   4000 Ruffin Road
San Diego, California                                             92123
---------------------                                             -----
(Address of Principal                                           (Zip Code)
       Offices)


      Registrant's Telephone Number, Including Area Code: (858) 627-1800
                                                          --------------

                                   N/A
          (Former name or former address, if changed since last report)


Item 4. Changes in Registrant's Certifying Accountant

      On April 24, 2002, the Board of Directors of Factory 2-U Stores, Inc. ("Factory 2-U"), on the recommendation of the Audit Committee, determined not to renew the engagement of its independent public accountants, Arthur Andersen LLP, for the fiscal year ending February 1, 2003 and on May 1, 2002 Factory 2-U filed a Current Report on Form 8-K with regard thereto.

      On May 6, 2002, Factory 2-U engaged the services of Ernst & Young LLP as its new independent public accountants. After careful consideration, the Audit Committee had recommended Ernst & Young LLP to be the new independent public accountants and the Board of Directors approved the recommendation. Ernst & Young LLP will audit the financial statements of Factory 2-U for the fiscal year ending February 1, 2003.

      During Factory 2-U's two most recent fiscal years ended February 2, 2002 and February 3, 2001, and the subsequent interim period through May 6, 2002, Factory 2-U did not consult with Ernst & Young LLP regarding any matter described in Item 3049(a)(2) of Regulation S-K.

                                  Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 FACTORY 2-USTORES, INC.
                                                 By:/s/Douglas C. Felderman
                                                    -----------------------
                                                    Douglas C. Felderman
                                                    Executive Vice President
                                                    Chief Financial Officer




   May 8, 2002